UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On October 19, 2011, Central Bancorp, Inc. (the “Company”) repurchased the common stock warrant previously issued by the Company to the U.S. Department of the Treasury (the “U.S. Treasury”) pursuant to the Troubled Asset Relief Program (“TARP”) Capital Purchase Program for $2.525 million.  The warrant was previously exercisable for 234,742 shares of the Company’s common stock at an exercise price of $6.39 per share.  The warrant repurchase, together with the Company’s redemption in August 2011 of all of the remaining shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued to the U.S. Treasury, represents full repayment of all TARP obligations of the Company held by the U.S. Treasury.

A copy of the news release announcing the warrant repurchase is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

      (d)             Exhibits

Number      Description

99.1                        Press Release dated October 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: October 19, 2011	By:	/s/ John D. Doherty
John D. Doherty
Chief Executive Officer and Chairman of the Board